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NAME OF REGISTRANT:
Franklin Custodian Funds, Inc.
File No. 811-537

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

At a special meeting of shareholders of the registrant held on
March 20, 1995 the following items were voted upon:

(1) To approve an amendment to the Fund's Articles of Incorporation to permit the issuance of an additional class of shares and to make other changes.

Growth Series
Vote For              Vote Against
18,014,768            1,052,764

Utilities Series
Vote For              Vote Against
150,816,331           9,878,977

DynaTech Series
Vote For              Vote Against
3,551,271             292,008

Income Series
Vote For              Vote Against
1,136,813,541         68,673,898

U.S. Government Securities Series
Vote For              Vote Against
893,338,983           53,759,182


2) To approve an amendment to the Income Series' investment policies to permit the Income Series to invest in trade claims.

Income Series
Vote For              Vote Against
1,079,089,102         121,405,677















H:\LEGAL\WPDOC2\NSAR\0106-77c.mc            May 1, 1995